SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 14, 1998

                             Mercury Finance Company
               (Exact name of registrant as specified in charter)


     Delaware                         1-10176          36-3627010
(State of other jurisdiction       (Commission       (IRS Employer
   of incorporation)               File Number)     Identification No.)



100 Field Drive, Lake Forest, Illinois                      60045
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code (847) 295-8600





                                       N/A
          (Former name or former address, if changed since last report)



Item 5.   Other Events.

     The Registrant and Credit Suisse First Boston Management Corporation entered into a Subordinated Debt Forbearance Agreement dated as of May 14, 1998, a copy of which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit No.    Description of Document


          99.1 Subordinated Debt Forbearance Agreement dated as of May 14, 1998 between Mercury and Credit Suisse First Boston Management Corporation.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Mercury Finance Company

Date:  May 19, 1998           By:  /s/ Patrick J. O'Malley
                              Its: Chief Accounting Officer and
                                   Assistant Secretary